Exhibit 99.1

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato
(212) 850-5707

MILLER INDUSTRIES REPORTS 2018 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 9, 2018/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the first quarter ended March 31, 2018.

For the first quarter of 2018, net sales were $159.2 million, an increase of 6.9%, compared to $148.9 million for the first quarter of 2017. Net income in the first quarter of 2018 was $6.7 million, or $0.59 per diluted share, an increase of 73.7%, compared to net income of $3.8 million, or $0.34 per diluted share, in the prior year period.

Gross profit for the first quarter of 2018 was $18.4 million, or 11.6% of net sales, compared to $15.4 million, or 10.3% of net sales, for the first quarter of 2017. Selling, general and administrative expenses were $9.6 million, or 6.0% of net sales for the first quarter of 2018, compared to $9.0 million, or 6.1% of net sales, in the prior year period. The income tax provision was $2,663, for an effective tax rate of 28.5% in the first quarter of 2018, compared to the income tax provision of $2,148 and effective tax rate of 35.9% in the prior year period. This was reflective of the lower tax rates under recently enacted tax laws.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 18, 2018 to shareholders of record at the close of business on June 11, 2018.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “We are very pleased with our performance this quarter, in what was a very encouraging start to 2018. We achieved significant profitability improvement this quarter with year-over-year gross profit and net income growth of 20% and 74%, respectively. The trends across our business remain favorable as we continue to deliver revenue and earnings growth, return shareholder value, and make progress on our strategic priorities.”

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MILLER INDUSTRIES REPORTS 2018 FIRST QUARTER RESULTS	PAGE 2

“We remain encouraged by the strong demand for our products across our domestic and international markets during the first quarter. Our capital projects continue to enhance our manufacturing capacity in order to better meet customer needs. Although our capital projects are largely complete, we do not expect the full effects of the projects to be fully realized until sometime in the third quarter. Our increasing ability to meet customer demand as a result of these capital projects, while effectively enhancing productivity, bodes well for the trajectory of our business. However, we continue to face uncertainty as it relates to sourcing raw materials for our products. More specifically, we remain focused on the potential effects of steel and aluminum tariffs on our industry. We will continue to monitor the changing political environment around potential tariffs to determine the impact that these trade practices may have on our raw material costs in the future.”

Mr. Badgley concluded, “Our outlook for the remainder of 2018 remains positive, reflecting an historically strong backlog and continued growth in our domestic and international markets. As a result, we increased the balance on our credit facility by $5 million after the close of the first quarter, for a total of $15 million, to meet working capital needs while we continue our efforts to meet customer demand.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 10, 2018, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/25725

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 24, 2018. The replay number is 1-844-512-2921, Passcode 6112772.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2018 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence upon outside suppliers for our raw materials, including aluminum, steel, petroleum-related products and other purchased component parts; changes in price (including as a result of the imposition of tariffs) of aluminum, steel, petroleum-related products and other purchased component parts; delays in receiving supplies of such materials or parts; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31
			%
	2018	2017	Change
NET SALES	$159,160	$148,933	6.9%

COSTS OF OPERATIONS	140,733	133,538	5.4%

GROSS PROFIT	18,427	15,395	19.7%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	9,589	9,044	6.0%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	420	378	11.1%

Other (Income) Expense, Net	(915)	(14)	6435.7%

Total Expenses, Net	9,094	9,408	-3.3%

INCOME BEFORE INCOME TAXES	9,333	5,987	55.9%

INCOME TAX PROVISION	2,663	2,148	24.0%

NET INCOME	$6,670	$3,839	73.7%

BASIC INCOME PER COMMON SHARE	$0.59	$0.34	73.5%

DILUTED INCOME PER COMMON SHARE	$0.59	$0.34	73.5%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,384	11,350	0.3%
DILUTED	11,393	11,380	0.1%

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$15,056	$21,895
Accounts receivable, net of allowance for doubtful accounts of $1,098 and $1,038 at March 31, 2018 and December 31, 2017, respectively	136,684	132,699
Inventories, net	77,653	68,567
Prepaid expenses	6,425	4,272
Total current assets	235,818	227,433
PROPERTY, PLANT, AND EQUIPMENT, net	79,829	77,628
GOODWILL	11,619	11,619
OTHER ASSETS	539	558
	$327,805	$317,238

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$82,695	$79,304
Accrued liabilities	23,060	22,001
Long-term obligations due within one year	409	394
Total current liabilities	106,164	101,699
LONG TERM OBLIGATIONS	10,718	10,212
NONCURRENT TAXES PAYABLE	1,149	1,102
DEFERRED INCOME TAX LIABILITIES	1,086	1,125
	119,117	114,138

SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued or outstanding	----	----
Common stock, $.01 par value; 100,000,000 shares authorized, 11,384,296 and 11,378,482, outstanding at March 31, 2018 and December 31, 2017, respectively	114	114
Additional paid-in capital	150,849	150,699
Accumulated surplus	60,201	55,580
Accumulated other comprehensive loss	(2,476)	(3,293)
Total shareholders' equity	208,688	203,100
	$327,805	$317,238